As filed with the Securities and Exchange Commission on January 8, 1998.

                                                      Registration No. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
--------------------------------------------------------------------------------

                                    FORM S-3
             Registration Statement Under The Securities Act of 1933
--------------------------------------------------------------------------------

                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                        36-3541743
(State or other jurisdiction                (I.R.S. Employer Identification No.)
incorporation or organization)

                                One O'Hare Centre
                        Suite 9000, 6250 North River Road
                                  P.O. Box 5062
                            Rosemont, Illinois 60017
          (Address of principal executive offices, including zip code)

                               Edward A. Burkhardt
                 Chairman, President and Chief Executive Officer
                  Wisconsin Central Transportation Corporation
                                One O'Hare Centre
                        Suite 9000, 6250 North River Road
                                  P.O. Box 5062
                            Rosemont, Illinois 60017
                     (Name and address of agent for service)

                                 (847) 318-4600
          (Telephone number, including area code, of agent for service)

                                 With a copy to:
 Frederick L. Hartmann                                     Robert E. Buckholz
 Schiff Hardin & Waite                                     Sullivan & Cromwell
   7200 Sears Tower                                         125 Broad Street
Chicago, Illinois  60606                                   New York, NY  10004
    (312) 876-1000                                           (212) 558-4000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

--------------------------------------------------------------------------------

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

--------------------------------------------------------------------------------

          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]


                         CALCULATION OF REGISTRATION FEE

---------------------- ---------------------- ---------------------- ---------------------- ----------------------
    Title of each             Amount                Proposed               Proposed               Amount of
      class of                 to be                 maximum                maximum             registration
    securities to           registered           offering price            aggregate                 fee
    be registered                                   per unit            offering price
---------------------- ---------------------- ---------------------- ---------------------- ----------------------
---------------------- ---------------------- ---------------------- ---------------------- ----------------------
   Debt Securities         $250,000,000*              100%              $250,000,000**             $73,750
---------------------- ---------------------- ---------------------- ---------------------- ----------------------

          * Or, if any Debt Securities are issued (i) with a principal amount denominated in one or more foreign currencies or currency units, such principal amount as shall result in an aggregate initial offering price equivalent to $250,000,000 at the time of initial offering, or
          (ii) at an original issue discount, such greater principal amount as shall result in proceeds to the registrant of $250,000,000.

          ** Estimated solely for the purpose of calculating the registration fee. Exclusive of accrued interest, if any.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                    page - 1

                  SUBJECT TO COMPLETION, DATED JANUARY 8, 1998

[LOGO]                            $250,000,000

                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION

                            ------------------------

                                 DEBT SECURITIES

                            ------------------------

          Wisconsin Central Transportation Corporation (the "Company") from time to time may offer its debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness (the "Debt Securities") in one or more series and in amounts, at prices and on terms to be determined at the time of the offering. The principal amount of the Debt Securities offered hereby will not exceed $250,000,000 (or the equivalent in foreign currency or currency units, or if Debt Securities are issued at a discount, such greater principal amount as will result in proceeds of $250,000,000).

          The terms of the Debt Securities, including, where applicable, the specific designation, aggregate principal amount, denominations, which may include securities denominated in U.S. dollars, in any other currency or in composite currencies such as the European Currency Unit, date or dates on which principal is payable, interest rate or rates (which may be fixed or variable) and time of payment of interest, if any, terms for redemption at the option of the Company, terms for any repayment of principal amount at the option of the holder (which option may be conditional), terms for any sinking fund payments, the initial public offering price, purchase price and net proceeds to the Company are set forth in the accompanying Prospectus Supplement. This Prospectus may not be used to consummate the sale of Debt Securities unless accompanied by a Prospectus Supplement.

          The Company may sell Debt Securities to or through one or more underwriters for public offering and sale by them or may sell Debt Securities to investors directly or through agents. The accompanying Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the principal amounts, if any, to be purchased by such underwriters and the compensation, if any, of such underwriters or agents. See "Plan of Distribution."

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                The date of this Prospectus is January __, 1998.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation or an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                            Prospectus - front cover

                              AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy material and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy material and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C., as well as 500 West Madison Street, Suite 1400, Chicago, Illinois, and 7 World Trade Center, Suite 1300, New York, New York, and copies can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed at http://www.sec.gov.

          This Prospectus constitutes a part of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus and any Prospectus Supplement do not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Debt Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.


                       DOCUMENTS INCORPORATED BY REFERENCE

          The following documents, which have been filed with the Commission pursuant to the Exchange Act, are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

(b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1997;

(c) The Company's Report on Form 8-K dated January 27, 1997 and filed February 5, 1997; and






                                 Prospectus - 2

(d) The Company's Amendment No. 1 on Form 10-K/A filed on September 30, 1997 as an amendment to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

          All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and any Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or
superseded,   to  constitute  a  part  of  this  Prospectus  or  any  Prospectus
Supplement.

          The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the Company at P.O. Box 5062, Rosemont, Illinois 60017-5062, Attn:
Investor Relations, telephone (847) 318-4600.


                                   THE COMPANY

          The Company is a railroad holding company which operates a regional North American rail system in Wisconsin, the Upper Peninsula of Michigan, northeastern Illinois, eastern Minnesota and Ontario and also owns minority interests in, and participates in the management of, rail operations in Great Britain and Australia and rail and ferry operations in New Zealand.

          The Company was incorporated under the laws of the State of Delaware in 1987. It conducts its business through its wholly-owned consolidated subsidiaries, Wisconsin Central Ltd., Fox Valley & Western Ltd., WCL Railcars, Inc., Sault Ste. Marie Bridge Company, Wisconsin Central International, Inc., WC Canada Holdings, Inc. and Algoma Central Railway Inc. The principal offices of the Company are located at One O'Hare Centre, Suite 9000, 6250 N. River Road, Rosemont, Illinois 60018, telephone (847) 318-4600.










                                 Prospectus - 3

                                 USE OF PROCEEDS

          The net proceeds from the sale of the Debt Securities offered hereby will be used by the Company as set forth in a Prospectus Supplement relating to such Debt Securities.


                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

          The Company's consolidated ratio of earnings to fixed charges for the nine-month periods ended September 30, 1996 and 1997 and for each of the years ended December 31, 1992 through December 31, 1996 are as follows:

                                 ----------------------    -------------------------------------------------
                                  For the Nine-Months                 For the Year Ended December 31,
                                  Ended September 30,
                                 ----------------------    -------------------------------------------------

                                    1997        1996         1996       1995      1994      1993      1992
------------------------------   ---------    ---------    --------   --------  --------  --------  --------

Ratio of Earnings to
  Fixed Charges (1)                 3.4        1.8(2)       2.1(2)     3.3(3)      3.2       2.7       2.0

-----------------------
(1) For purposes of computing the ratio of earnings to fixed charges, earnings represent income before income taxes, equity in net income of affiliates, extraordinary items and cumulative effect of accounting changes plus interest expense, amortization of financing costs, the interest portion of fixed rent expense and any income received (but not undistributed amounts) from less-than-fifty-percent-owned persons. Fixed charges include interest expense (whether expensed or capitalized), amortization of financing costs and the interest portion of fixed rent expense.
(2) Includes the $15.8 million of disputed Baltimore and Ohio Chicago Terminal Railroad Company ("BOCT") switching charges and related interest and the $2.5 million of insurance deductibles for the Weyauwega derailment, which are discussed in Note 15 to the Consolidated Financial Statements in the 1996 Annual Report on Form 10-K incorporated by reference herein (the "1996 Consolidated Financial Statements"). Without the effects of these items, the 1996 ratio of earnings to fixed charges would have been 2.9 and the ratio of earnings to fixed charges for the nine-months ended September 30, 1996 would have been 2.9.
(3) Includes the $3.0 million retroactive property tax assessment plus related interest of $0.7 million discussed in Note 15 to the 1996 Consolidated Financial Statements. Without the effect of these items, the 1995 ratio of earnings to fixed charges would have been 3.5.


                         DESCRIPTION OF DEBT SECURITIES

          The Debt Securities are to be issued under an Indenture (as amended or supplemented from time to time, the "Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement. The statements herein relating to the Debt Securities and the following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms, and the Trust Indenture Act of 1939, as amended (the "Trust





                                 Prospectus - 4

Indenture Act"). Wherever particular sections or defined terms of the Indenture are referred to in this Prospectus or in a Prospectus Supplement, such sections or defined terms are incorporated herein or therein by reference.

          The following sets forth certain general terms and provisions of the Debt Securities offered hereby. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general terms and provisions may not apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Offered Debt Securities (the "Applicable Prospectus Supplement").


General

          The Indenture does not limit the amount of Debt Securities that may be issued thereunder and Debt Securities may be issued thereunder from time to time in one or more series. The Debt Securities will be unsecured and unsubordinated obligations of the Company and will rank equally and ratably with other unsecured and unsubordinated obligations of the Company.

          Unless otherwise indicated in the Applicable Prospectus Supplement, principal of, premium, if any, and interest on the Debt Securities will be payable, and the transfer of Debt Securities will be registrable, at the office or agency to be maintained by the Company in The City of New York and at any other office or agency maintained by the Company for such purpose. (Sections 301, 305 and 1002) The Debt Securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the Applicable Prospectus Supplement, in denominations of $1,000 or integral multiples thereof. (Section 302) No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. (Section 305)

          The Applicable Prospectus Supplement will describe the terms of the Offered Debt Securities, including: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the Person or entity to whom any interest on any Offered Debt Security shall be payable, if other than the Person or entity in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; (4) the date or dates on which the principal of and premium, if any, on the Offered Debt Securities is payable or the method of determination thereof; (5) the rate or rates at which the Offered Debt Securities shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which any such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for interest payable on any Interest Payment Date; (6) the place or places where the principal of, premium, if any, and interest on the Offered Debt Securities shall be payable; (7) the period or periods within which, the price or prices at which, the currency or





                                 Prospectus - 5
currencies (including currency units) in which and the other terms and conditions upon which the Offered Debt Securities may be redeemed, in whole or in part, at the option of the Company; (8) the obligation, if any, of the Company to redeem or purchase the Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the other terms and conditions upon which the Offered Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation; (9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Offered Debt Securities shall be issuable; (10) the currency, currencies or currency units in which payment of the principal of and any premium and interest on any Offered Debt Securities shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America; (11) if the amount of payments of principal of or any premium or interest on any Offered Debt Securities may be determined with reference to an index, formula or other method, the index, formula or other method by which such amounts shall be determined; (12) if the principal of or any premium or interest on any Offered Debt Securities is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the Offered Debt Securities as to which such election is made shall be payable, and the periods within which and the other terms and conditions upon which such election is to be made; (13) if other than the principal amount thereof, the portion of the principal amount of the Offered Debt Securities which shall be payable upon declaration of acceleration of the maturity thereof or the method by which such portion may be determined; (14) the applicability of the provisions described under "-- Defeasance of Offered Debt Securities or Certain Covenants in Certain Circumstances"; (15) if the Offered Debt Securities will be issuable only in the form of one or more Global Debt Securities as described under " --Global Debt Securities", the Depositary or its nominee with respect to the Offered Debt Securities and the circumstances under which the Global Debt Security may be registered for transfer or exchange or authenticated and delivered in the name of a Person or entity other than the Depositary or its nominee; and (16) any other terms of the Offered Debt Securities. (Section 301)

          Debt Securities may be issued under the Indenture as Original Issue Discount Debt Securities to be offered and sold at a substantial discount below their stated principal amount. Special federal income tax, accounting and other considerations applicable thereto will be described in the Applicable Prospectus Supplement. "Original Issue Discount Debt Security" means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default. (Section 101)

          If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units, if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, material U.S. federal income tax considerations and other information with respect





                                 Prospectus - 6
to such issue of Debt Securities and such foreign currency or currency units will be set forth in the Applicable Prospectus Supplement.

          If any index is used to determine the amount of payments of principal of, premium, if any, or interest, if any, on any series of Debt Securities, material U.S. federal income tax, accounting and other considerations applicable thereto will be described in the Applicable Prospectus Supplement.


Global Debt Securities

          The following description of Global Debt Securities will apply to any series of Debt Securities except as otherwise provided in the Applicable Prospectus Supplement.

          The Debt Securities of a series may be issued in the form of one or more Global Debt Securities that will be deposited with or on behalf of a Depositary, which will be a clearing agent registered under the Exchange Act.
Global Debt Securities will be registered in the name of the Depositary or a nominee of the Depositary, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof and any such other matters as may be provided for pursuant to the Indenture. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Global Debt Security may not be transferred or exchanged except as a whole by the Depositary for such Global Debt Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary, or except in the circumstances described in the Applicable Prospectus Supplement. (Section 305)

          Upon the issuance of any Global Debt Security, and the deposit of such Global Debt Security with or on behalf of the Depositary for such Global Debt Security, the Depositary will credit on its book-entry registration and transfer system the respective principal amounts of the Debt Securities represented by such Global Debt Security to the accounts of institutions ("participants") that have accounts with the Depositary. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Debt Security will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests in a Global Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Debt Security or by its nominee. Ownership of beneficial interests in such Global Debt Security by Persons who hold such beneficial interests through participants will be shown on, and the transfer of such beneficial interests within such participants will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Debt Security.






                                 Prospectus - 7

          So long as the Depositary for a Global Debt Security, or its nominee, is the owner of such Global Debt Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Security represented by such Global Debt Security for all purposes under the Indenture. Accordingly, each Person owning a beneficial interest in such Global Debt Security must rely on the procedures of the Depositary and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under such Indenture. The Company understands that under existing industry practices, if it requests any action of Holders or if an owner of a beneficial interest in a Global Debt Security desires to give or take any instruction or action which a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such instruction or action, and such participants would authorize beneficial owners owning through such participants to give or take such instruction or action or would otherwise act upon the instructions of beneficial owners holding through them.

          Unless otherwise specified in the Applicable Prospectus Supplement, payments with respect to principal of, premium, if any, and interest, if any, on the Debt Securities represented by a Global Debt Security registered in the name of the Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Global Debt Security. The Company expects that the Depositary for any Debt Securities represented by a Global Debt Security, upon receipt of any payment of principal or interest in respect of such Global Debt Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the Global Debt Security as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Debt Security held through such participants will be governed by standing instructions and customary practices, as is the case with securities in bearer form held for the accounts of customers or registered in "street name", and will be the responsibility of such participants. None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in any Global Debt Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

          A Global Debt Security shall be exchangeable for Debt Securities in certificated registered form, of like tenor and of an equal aggregate principal amount, only if (a) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Debt Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act,
(b) the Company in its sole discretion determines that such Global Debt Security shall be exchangeable for Debt Securities in certificated registered form or (c) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities. Any Global Debt Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Debt Securities registered in the name or names of such Person or Persons as the Depositary shall instruct the Trustee. It is expected that such instructions may





                                 Prospectus - 8
be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in such Global Debt Security.


Certain Definitions

          "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

          "Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves) after deducting therefrom (i) all current liabilities of the Company and its Subsidiaries (excluding current maturities of long-term Indebtedness and any Indebtedness which by its terms is renewable or extendible beyond 12 months at the option of the borrower) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and its Subsidiaries and determined in accordance with "generally accepted accounting principles" ("GAAP").

          "Indebtedness" of any Person means, without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures of similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP (but does not include contingent liabilities that appear only in a footnote to a balance sheet), and shall also include, to the extent not otherwise included, the guaranty of items which would be included within this definition.

          "Lien" means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          "Subsidiary" of any specified Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.







                                 Prospectus - 9

Covenants

          Consolidation, Merger, Conveyance, Transfer or Lease

          The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any other Person unless (i) the resulting, surviving or transferee Person is organized under the laws of a domestic jurisdiction and assumes by supplemental indenture all of the obligations of the Company under the Debt Securities and the Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and (iii) the Company delivers to the Trustee (A) an officers' certificate and (B) an opinion of counsel attesting to compliance with Section 801 of the Indenture.

          When a successor Person assumes all of the obligations of its predecessor under the Debt Securities and the Indenture, the predecessor will be released from those obligations.


          Limitations on Liens

          The Indenture will provide that, with respect to each series of Debt Securities, the Company will not, nor will it permit any of its Subsidiaries to, create, incur, or permit to exist, any Lien on any of their respective properties or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, in order to secure any Indebtedness of the Company, without effectively providing that such series of Debt Securities shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except: (i) Liens existing as of the closing date of the offering (or if Debt Securities of such series are issued from time to time, the first offering) with respect to such series (the "Closing Date"); (ii) Liens granted after the Closing Date on any assets or properties of the Company or any of its Subsidiaries securing Indebtedness of the Company created in favor of the Holders of such series; (iii) Liens securing Indebtedness of the Company which is incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the Indenture; provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries other than the property or assets securing the Indebtedness being refinanced and that the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced; (iv) Liens on property, shares of stock or indebtedness of a corporation existing at the time such corporation is merged into, consolidated with or acquired by the Company or a Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or division thereof) as an entirety or substantially as an entirety to the Company or a Subsidiary; (v) Liens on property to secure all or part of the cost of acquisition, construction, development or improvement of such property, or to secure Indebtedness incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 24 months after the later of (a) the completion of the acquisition, construction, development or improvement of such





                                Prospectus - 10
property or (b) the placing in operation of such property or of such property as so constructed, developed or improved; and (vi) Liens created in substitution of or as replacements for any Liens permitted by the preceding clauses (i) through
(v), provided that, based on a good faith determination of an officer of the Company, the property or asset encumbered under any such substitute or replacement Lien is substantially similar in nature and value to the property or asset encumbered by the otherwise permitted Lien which is being replaced. (Section 1001)

          Notwithstanding the foregoing, the Company and any Subsidiary of the Company may, without securing any series of Debt Securities, create, incur or permit to exist Liens which would otherwise be prohibited by the restrictions described in the preceding paragraph, if after giving effect thereto, the aggregate amount of all such Indebtedness secured by such a Lien of the Company and any Subsidiary of the Company then outstanding, would not exceed 10% of Consolidated Net Tangible Assets.


Events of Default

          Any one of the following events will constitute an Event of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay any interest on any Debt Security of that series when due, which failure continues for a period of 30 days; (b) failure to pay principal of or any premium on any Debt Security of that series when due; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series;
(d) failure to perform, or breach of, any covenant or warranty of the Company in the Indenture with respect to Debt Securities of that series continued for 90 days after written notice as provided in the Indenture; (e) a default under any indebtedness for money borrowed by the Company or any Subsidiary if (A) such default either (1) results from the failure to pay the principal of any such indebtedness at its stated maturity or (2) relates to an obligation other than the obligation to pay the principal of such indebtedness at its stated maturity and results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, (B) the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at stated maturity or the maturity of which has been so accelerated, aggregates $20 million or more at any one time outstanding and (C) such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within 10 business days after written notice as provided in the Indenture; (f) certain events of bankruptcy, insolvency or reorganization of the Company as provided in the Indenture; or (g) any other Event of Default provided in the Indenture with respect to Debt Securities of that series. (Section 501)

          If an Event of Default (other than an Event of Default described in Clause (f) of the preceding paragraph) with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series may accelerate the maturity of all Debt Securities of that series; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances,





                                Prospectus - 11
rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture. If an Event of Default described in Clause (f) of the immediately preceding paragraph occurs, the Outstanding Debt Securities will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. (Section 502)

          Reference is made to the Applicable Prospectus Supplement relating to any series of Offered Debt Securities that are Original Issue Discount Debt Securities for the particular provisions relating to the amount payable in respect of such series of Original Issue Discount Debt Securities upon the occurrence of an Event of Default and the continuation thereof.

          The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of Debt Securities, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the Trustee and to certain other conditions, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 512)

          No Holder of Debt Securities of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507) However, such limitations do not apply to a suit instituted by a Holder of Debt Securities for enforcement of payment of the principal of and premium, if any, or interest on such Debt Securities on or after the respective due dates expressed in such Debt Securities. (Section 508)

          The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (Section 1005)


Modification and Waiver

          Modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of the Holders of any of the Debt Securities in order (i) to evidence the succession of another entity to the Company and the assumption of the covenants





                                Prospectus - 12
and obligations of the Company under the Debt Securities and the Indenture by such successor to the Company; (ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred on the Company by the Indenture; (iii) to add additional Events of Default with respect to any series of Debt Securities;
(iv) to add to or change any provisions to such extent as may be necessary to permit or facilitate the issuance of Debt Securities in bearer form or to facilitate the issuance of Global Debt Securities; (v) to add to, change or eliminate any provision affecting only Debt Securities not yet issued; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series; (viii) to evidence and provide for successor Trustees or to add or change any provisions to such extent as may be necessary to provide for or facilitate the appointment of a separate Trustee or Trustees for specific series of Debt Securities; (ix) to permit payment in respect of Debt Securities in bearer form in the United States to the extent allowed by law; (x) to cure any ambiguity, to correct or supplement any mistaken or inconsistent provisions or to make any other provisions with respect to matters or questions arising under the Indenture, provided that any such action (other than in respect of a mistaken provision) does not adversely affect in any material respect the interests of any Holder of Debt Securities of any series then outstanding. (Section 901)

          Modifications and amendments of the Indenture also may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series issued under the Indenture and affected by the modification or amendments; provided, however, that no such modification or amendment may, without the consent of the Holders of all Debt Securities affected thereby, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security; (ii) reduce the principal amount of, the premium, if any, or the interest on any Debt Security (including in the case of an Original Issue Discount Debt Security or Indexed Security the amount payable upon acceleration of the maturity thereof ); (iii) change the place or currency of payment of principal of, premium, if any, or interest on any Debt Security;
(iv) impair the right to institute suit for the enforcement of any payment on any Debt Security on or after the Stated Maturity thereof (or in the case of redemption, on or after the Redemption Date); or (v) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 902)

          The Holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of any series may, on behalf of all Holders of Debt Securities of that series, waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 1009) The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of any series may, on behalf of all Holders of Debt Securities of that series, waive any past default under the Indenture, except a default in the payment of principal, premium or interest or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected thereby. (Section 513)






                                Prospectus - 13

Defeasance  of  Offered  Debt   Securities  or  Certain   Covenants  in  Certain
Circumstances

          Defeasance and Discharge

          The Indenture provides that the terms of any series of Debt Securities may provide that the Company, at the Company's option, will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which, through the payment of interest and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest on, and any mandatory sinking fund payments in respect of, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. Such discharge may only occur if, among other things, the Company has delivered to the Trustee an opinion of counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that such discharge will not be deemed, or result in, a taxable event with respect to Holders of the Debt Securities of such series. (Sections 1302 and 1304)


          Defeasance of Certain Covenants

          The Indenture provides that the terms of any series of Debt Securities may provide the Company with the option to omit to comply with the restrictive covenants described in this Prospectus under "Covenants" and any other covenants made applicable to any series of Debt Securities as described in the Applicable Prospectus Supplement. The Company, in order to exercise such option, will be required to deposit with the Trustee money and/or U.S. Government Obligations which, through the payment of interest and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay principal (and premium, if any) and interest on, and any mandatory sinking fund payments in respect of, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for federal income tax purposes. (Sections 1303 and 1304)

          In the event the Company exercises this option and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.






                                Prospectus - 14

          The Applicable Prospectus Supplement will state if any defeasance provisions will apply to the Offered Debt Securities.


          Concerning the Trustee

          The Bank of New York, a New York banking corporation, is the Trustee under the Indenture. The Trustee may resign at any time or may be removed by the Holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities. If the Trustee resigns, is removed or becomes incapable of acting as Trustee or if a vacancy occurs in the office of the Trustee for any cause, a successor Trustee shall be appointed in accordance with the provisions of the Indenture.


                              PLAN OF DISTRIBUTION

          The Company may sell Debt Securities to or through one or more underwriters or dealers and also may sell Debt Securities to other investors directly or through agents.

          The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

          In connection with the sale of Debt Securities, underwriters may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the Applicable Prospectus Supplement.

          Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

          If so indicated in the Applicable Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made





                                Prospectus - 15
include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Offered Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriter and such other agents will not have any responsibility in respect of the validity or performance of such contracts.


                         VALIDITY OF THE DEBT SECURITIES

          The validity of the Debt Securities and certain other legal matters will be passed upon for the Company by Schiff Hardin & Waite, Chicago, Illinois and McLachlan, Rissman & Doll, Chicago, Illinois, and, unless otherwise indicated in a Prospectus Supplement relating to Offered Debt Securities, by Sullivan & Cromwell, New York, New York, counsel for the underwriters or agents.


                                     EXPERTS

          The consolidated financial statements of the Company as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 have been incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 in reliance on the report of KPMG Peat Marwick LLP, independent certified public accountants, which report is incorporated herein by reference, and upon their authority as experts in accounting and auditing.










                                Prospectus - 16

          No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date herein or that the information contained herein or therein is correct as of any time subsequent to its date.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

Prospectus                                                                  Page
----------                                                                  ----
Available Information                                                          2
Documents Incorporated by Reference                                            2
The Company                                                                    3
Use of Proceeds                                                                4
Consolidated Ratio of Earnings to Fixed Charges                                4
Description of Debt Securities                                                 4
Plan of Distribution                                                          15
Validity of the Debt Securities                                               16
Experts                                                                       16






                             Prospectus - back cover

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

          The following is an itemized statement of expenses of the Company in connection with the issue of the Debt Securities.


Securities and Exchange Commission registration fee .................   $ 73,750
Rating Agencies' fees ...............................................    200,000
Trustee's fees and expenses .........................................     10,000
Printing expenses ...................................................      6,000
Blue Sky and legal investment fees and expenses .....................     10,000
Accounting fees and expenses ........................................     15,000
Legal fees and expenses .............................................     75,000
Miscellaneous .......................................................     20,000
                                                                        --------
    Total ...........................................................   $409,750


          All except the first of the foregoing amounts are estimates.


Item 15.  Indemnification of Directors and Officers

          Section 145 of the Delaware Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnity to officers and directors in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant's Certificate of Incorporation and By-laws provide for indemnification of the Registrant's directors and officers to the maximum extent permitted by the Delaware law.


Item 16.  Exhibits

                                    EXHIBITS

Number    Exhibit
------    -------

1.1       Form of Underwriting Agreement.

4.1       Form of  Indenture  between the  Company and The Bank of New York,  as
          Trustee.

4.2       Form of Debt Security (included in Exhibit 4.1 hereto).










                                  Part II - 1

5.1       Opinion  of  Schiff  Hardin  & Waite  as to the  validity  of the Debt
          Securities.

12.1 Statement Setting Forth Computation of Consolidated Ratio of Earnings to Fixed Charges.

23.1      Consent of KPMG Peat Marwick LLP.

23.2      Consent of Schiff Hardin & Waite (included in Exhibit 5.1 hereto).

24.1 Powers of Attorney of Directors and Officers of the Company (set forth on the signature pages to this Registration Statement).

25.1      Form T-1 Statement of Eligibility of The Bank of New York, as Trustee.


Item 17.  Undertakings

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement, or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.






                                  Part II - 2

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.







                                  Part II - 3

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemont, State of Illinois, on the 5th day of January, 1998.




                         WISCONSIN CENTRAL TRANSPORTATION CORPORATION
                                         (Registrant)


                         By: /s/ Edward A. Burkhardt
                         ------------------------------------
                         Printed Name:  Edward A. Burkhardt
                         Title:  Chairman, President and Chief Executive Officer






                                POWER OF ATTORNEY

          Each person whose signature appears below appoints Thomas F. Power, Jr. and Thomas W. Rissman, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration
Statement or any subsequent registration statements pursuant to Rule 462 (including any amendments thereto), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:





                                  Part II - 4

Signature                      Title                                    Date
---------                      -----                                    ----



/s/ Edward A. Burkhardt        Chairman, President, Chief               1/5/98
---------------------------    Executive Officer and Director
Edward A. Burkhardt            (Principal Executive Officer)


/s/ Thomas F. Power, Jr.       Executive Vice President, Chief          1/5/98
---------------------------    Financial Officer and Director
Thomas F. Power, Jr.           (Principal Financial Officer)


/s/ Walter C.   Kelly          Vice President, Finance                  1/5/98
---------------------------    (Principal Accounting Officer)
Walter C. Kelly

/s/ Carl     Ferenbach         Director                                 1/5/98
---------------------------
Carl Ferenbach

/s/ Roland V. McPherson        Director                                 1/5/98
---------------------------
Roland V. McPherson


/s/ Thomas W. Rissman          Director                                 1/5/98
---------------------------
Thomas W. Rissman


/s/ A. Francis Small           Director                                 1/5/98
---------------------------
A. Francis Small


/s/ Robert H. Wheeler          Director                                 1/5/98
---------------------------
Robert H. Wheeler










                                  Part II - 5

                                  EXHIBIT INDEX




Number    Exhibit
------    ----------------------------------------------------------------------

1.1       Form of Underwriting Agreement.

4.1       Form of  Indenture  between the  Company and The Bank of New York,  as
          Trustee.

4.2       Form of Debt Security (included in Exhibit 4.1 hereto).

5.1       Opinion  of  Schiff  Hardin  & Waite  as to the  validity  of the Debt
          Securities.

12.1 Statement Setting Forth Computation of Consolidated Ratio of Earnings to Fixed Charges.

23.1      Consent of KPMG Peat Marwick LLP.

23.2      Consent of Schiff Hardin & Waite (included in Exhibit 5.1 hereto).

24.1 Powers of Attorney of Directors and Officers of the Company (set forth on the signature pages to this Registration Statement).

25.1      Form T-1 Statement of Eligibility of The Bank of New York, as Trustee.






                                  Part II - 6